UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

FIDELITY & GUARANTY LIFE
(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 445-6758
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (“Form 8-K/A”) amends the Current Report on Form 8-K filed February 18, 2015 (the “Original Form 8-K”) by Fidelity & Guaranty Life (the “Company”). As reported on the Original Form 8-K, the Company held its annual meeting of stockholders on February 11, 2015. At the annual meeting of stockholders, the Company requested that its stockholders approve, by non-binding vote, the frequency of holding future stockholder advisory votes on executive compensation (a “Say-on-Pay Vote”), and, as previously reported, a majority of the Company’s stockholders approved holding such a vote once every three years. This Form 8-K/A is being filed solely to disclose the decision of the Company’s board of directors regarding the frequency of holding future Say-on-Pay Votes. No other changes are being made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s board of directors carefully considered the results of the stockholder advisory vote. Given the majority stockholder support for holding future Say-on-Pay Votes once every three years, the Company’s board of directors has resolved that future Say-on-Pay Votes will occur at the annual meeting of the stockholders once every three years until the next required vote on the frequency of Say-on-Pay Votes, which will take place in 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY & GUARANTY LIFE

/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Executive Vice President, General Counsel and Secretary

Dated: June 30, 2015